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                                                                    Exhibit 99.4

                           TENDER FOR ALL OUTSTANDING
                          7 5/8% SENIOR NOTES DUE 2013
                                IN EXCHANGE FOR
                          7 5/8% SENIOR NOTES DUE 2013
                        THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                                       OF
                             SUN MEDIA CORPORATION

    We are enclosing herewith a Prospectus, dated March [ ], 2003, of Sun Media Corporation ("Sun Media"), and a related letter of transmittal (which together constitute the "Exchange Offer") relating to the offer by Sun Media, to exchange its 7 5/8% Senior Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like stated amount at maturity of its issued and outstanding 7 5/8% Senior Notes due 2013 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

    PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON             , 2003, UNLESS EXTENDED BY SUN MEDIA IN ITS SOLE
DISCRETION.

    THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OUTSTANDING NOTES BEING TENDERED.

    We are the holder of record of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

    We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Holder enclosed herewith. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the letter of transmittal.

    Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Sun Media that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder,
(ii) neither the holder of the Outstanding Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and
(iv) neither the holder nor any such other person is an "affiliate" of Sun Media within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Outstanding Notes, we will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,
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              GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFYING
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security numbers have nine digits separated by two hyphens:
i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

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                                                  GIVE THE SOCIAL SECURITY NUMBER OR
FOR THIS TYPE OF ACCOUNT:                        EMPLOYER IDENTIFICATION NUMBER OF --
---------------------------------------------------------------------------------------
1.   An individual                             The individual
2.   Two or more individuals (joint account)   The actual owner of the account or, if
                                               combined funds, the first individual on
                                               the account(1)
3.   Husband and wife (joint account)          The actual owner of the account or, if
                                               combined funds, the first spouse on the
                                               account(1)
4.   Custodian account of a minor (Uniform     The minor(2)
     Gift to Minors Act)
5.   Adult and minor (joint account)           The adult or, if the minor is the only
                                               contributor, the minor(1)
6.   Account in the name of guardian or        The ward, minor, or incompetent
     committee for a designated ward, minor,   person(3)
     or incompetent person
7.   (a) The usual revocable savings trust     The grantor-trustee(1)
         (grantor is also trustee)
     (b) So-called trust account that is not   The actual owner(1)
     a legal or valid trust under State law
8.   Sole proprietorship                       The owner(4)
9.   A valid trust, estate, or pension trust   The legal entity (do not furnish the
                                               taxpayer identifying number of the
                                               personal representative or trustee
                                               unless the legal entity itself is not
                                               designated in the account title.)(5)
10.  Corporate                                 The corporation
11.  Religious, charitable, or educational     The organization
     organization
12.  Association, club, or other tax-exempt    The organization
     organization
13.  Partnership (account held in the name of  The partnership the business)
14.  A broker or registered nominee            The broker or nominee
15.  Account with the Department of            The public entity
     Agriculture in the name of a public
     entity (such as a State or local
     government, school district, or prison)
     that receives agricultural program
     payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.